Exhibit 99.1

TOR MINERALS TO PRESENT AT THE

SOUTHWESTERN SHOWCASE INVESTOR CONFERENCE

Corpus Christi, Texas November 11, 2005 – TOR Minerals (Nasdaq: TORM), producer of natural titanium dioxide pigments and specialty aluminas today announced that the Company’s Chief Executive Officer, Richard Bowers, and Chief Financial Officer, Lawrence “Woody” Haas are scheduled to speak at the SOUTHWESTERN SHOWCASE on Thursday, November 17th at 8:30 am Central time.  An audio webcast of the presentation will be available under the News section of the company’s website.  www.torminerals.com

Approximately 30 leading public companies will be presenting at the SOUTHWESTERN SHOWCASE scheduled for November 16th and 17th at the Omni Mandalay Hotel in Irving, TX (a suburb of Dallas). Analysts and portfolio managers who wish to attend the presentation should contact Dave Mossberg at 817-310-0051 or dmossberg@beaconstreetgroup.com to request additional information or visit the conference website at www.southwesternshowcase.com.

Based in Corpus Christi, Texas, TOR Minerals manufactures pigments in Texas, Malaysia, and the Netherlands which are marketed worldwide

Contact for Further Information:

David Mossberg

Beacon Street Group, LLC

(817) 310-0051

dmossberg@beaconstreetgroup.com